Consent of Independent Auditors


The Board of Directors of Aetna Life Insurance and Annuity Company and Contract Owners of Aetna Variable Annuity Account B:


We consent to the use of our reports dated February 4, 1997 and February 14, 1997 included herein and to the references to our Firm under the captions "Condensed Financial Information" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.

                                                        /s/KPMG Peat Marwick LLP
                                                        ------------------------
                                                           KPMG Peat Marwick LLP


Hartford, Connecticut
April 22, 1997